UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2018

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2018, the Board of Directors (the “Board”) of Ziopharm Oncology, Inc. (the “Company”) promoted David Mauney, M.D. to President. Prior to his promotion, Dr. Mauney served as the Company’s Executive Vice President, Chief Business Officer and Interim Chief Operating Officer. He will continue to report to Laurence Cooper, M.D., Ph.D., the Company’s Chief Executive Officer. Dr. Mauney will lead the Company’s corporate and business development strategies and oversee all Company operations. Prior to joining the Company in September 2017, Dr. Mauney, age 50, served as managing director of Harvest Capital Strategies LLC, where he had worked since 2015. From 2000 to 2015, Dr. Mauney served as managing director of De Novo Ventures, a health care investment firm he co-founded. Dr. Mauney holds a B.A. from Duke University and an M.D. from Dartmouth Medical School.

A description of Dr. Mauney’s offer letter and other compensatory arrangements is included in Item 5.02 of Form 8-K filed by the Company on September 28, 2017, which is incorporated herein by reference. In connection with Dr. Mauney’s promotion, effective January 1, 2019, Dr. Mauney’s base salary will be increased to $440,000 and his target bonus will be increased to 45% of his then-current base salary, with the actual bonus amount for the applicable calendar year to be recommended annually by the Compensation Committee for formal Board approval. No other changes were made to Dr. Mauney’s compensatory arrangements.

There are no relationships or transactions between Dr. Mauney and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

Date: December 14, 2018	By:	/s/ Robert Hadfield
Name: Robert Hadfield
Title: General Counsel and Secretary